                                                                     EXHIBIT 5.1

                       BLACKWELL SANDERS PEPER MARTIN LLP

                4801 MAIN STREET SUITE 1000 KANSAS CITY, MO 64112
                   P.O. BOX 419777 KANSAS CITY, MO 64141-6777
                     TEL: (816) 983-8000 FAX: (816) 983-8080
                        WEBSITE: www.blackwellsanders.com

                                 March 18, 2005

American Italian Pasta Company
4100 N. Mulberry Drive, Suite 200
Kansas City, Missouri  64116

Ladies and Gentlemen:

     We have acted as counsel to  American  Italian  Pasta  Company,  a Delaware corporation  (the  "Company"),  in connection with the  registration on Form S-8 under the  Securities  Act of 1933, as amended (the "Act"),  of 50,000 shares of
Class A Convertible Common Stock of the Company,  $.001 par value per share (the
"Class A Common  Stock"),  issuable  under the American  Italian  Pasta  Company
Employee  Stock  Purchase  Plan (the  "Plan"),  as amended,  and approved by the
Company's stockholders on February 17, 2005.

     In  connection  with  the  foregoing,  we  have  examined  such  documents, corporate  records  and  other  instruments  as  we  have  deemed  necessary  or appropriate  in  connection  with this  opinion.  Based upon and  subject to the foregoing,  we are of the opinion  that when such shares of Class A Common Stock have been  issued and sold by the  Company in  accordance  with the terms of the
Plan, such shares will constitute legally issued,  fully paid and non-assessable shares  of  the  Company.  This  opinion  is  limited  to the  Delaware  General
Corporation Law.

     We consent to the filing of this opinion as an exhibit to the  registration statement  pursuant to which such shares will be sold and to the reference to us in such  registration  statement.  Our consent  shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         /s/ Blackwell Sanders Peper Martin LLP

                                         Blackwell Sanders Peper Martin LLP